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                              STERLING SOFTWARE, INC.             EXHIBIT 11(d)
                        COMPUTATION OF EARNINGS PER SHARE
                         SIX MONTHS ENDED MARCH 31, 1993
                  (in thousands, except per share information)

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                                                                                         Fully
                                                                         Primary        Diluted
                                                                       ---------      --------
Earnings:
  Earnings applicable to common stockholders . . . . . . . . . .        $  5,040       $  5,040
  Add:   Interest expense on amounts outstanding for the 8%
           Convertible Senior Subordinated Debentures and 5 3/4%
           Convertible Subordinated Debentures (net of applicable
           income taxes) . . . . . . . . . . . . . . . . . . . .             325            881
         Interest expense on use of proceeds from assumed conversion of options and warrants to pay off amounts outstanding on
           Systems Center, Inc. line of credit (net of applicable
           income taxes) . . . . . . . . . . . . . . . . . . . .                            148
                                                                       ---------      ---------
                                                                        $  5,365       $  6,069
                                                                       ---------      ---------
                                                                       ---------      ---------

Shares:
  Weighted average of shares outstanding . . . . . . . . . . . .          16,792         16,792
  Add common shares issued on assumed exercise of options and
    warrants . . . . . . . . . . . . . . . . . . . . . . . . . .           6,401          6,401
  Less common shares assumed repurchased . . . . . . . . . . . .          (3,489)        (3,489)
                                                                       ---------      ---------

                                                                          19,704         19,704
                                                                       ---------
                                                                       ---------

Common shares issued on assumed conversion of 8% Convertible Senior
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . .                            493
Common shares issued on assumed conversion of 5 3/4% Convertible
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . .                          1,246
                                                                                      ---------
                                                                                         21,443
                                                                                      ---------
                                                                                      ---------

Earnings per common share:
  Primary  . . . . . . . . . . . . . . . . . . . . . . . . . . .          $  .27
  Fully diluted. . . . . . . . . . . . . . . . . . . . . . . . .        --------
                                                                        --------
                                                                                         $  .27
                                                                                      ---------
                                                                                      ---------

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